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                                                                       Exhibit 5

                     [Letterhead of Gaeta & Glesener, P.A.]

                                  May 14, 2002

American Community Bancshares, Inc.
2593 West Roosevelt Boulevard
Monroe, North Carolina  28111-0418

     RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to American Community Bancshares, Inc. (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 1,000,500 shares of the Company's $1.00 par value common stock (the "Common Stock") pursuant to the exercise of the same number of outstanding warrants each to purchase one share of Common Stock.

This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation SB under the Act.

We have examined the Articles of Incorporation and the Bylaws of the Company, minutes of meetings of the Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed necessary for the purposes of this opinion.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that the Common Stock that are to be issued by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement upon the exercise of warrants, will be legally issued, fully paid and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose

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consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction.

This opinion is rendered solely for your benefit and that of subscribers in connection with the transaction described above and may not be used or relied upon by any other person without prior written consent in each instance.

                                                       Yours very truly,

                                                       GAETA & GLESENER, P.A.


                                                       /s/ Anthony Gaeta, Jr.
                                                       -------------------------
                                                       Anthony Gaeta, Jr.